MYLAN LABORATORIES INC.
                        1997 INCENTIVE STOCK OPTION PLAN


                (AS AMENDED AND RESTATED EFFECTIVE JULY 26, 2000)










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                             MYLAN LABORATORIES INC.
                        1997 INCENTIVE STOCK OPTION PLAN



1.   PLAN NAME

     This Plan shall be known as the "MYLAN LABORATORIES INC. 1997 Incentive Stock Option Plan" (the "Plan").

2.   EFFECTIVE DATE

     The effective date of the Plan shall be January 23, 1997; provided, however, that if the shareholders of MYLAN LABORATORIES INC. (the "Corporation") do not approve the Plan by January 22, 1998, no Options (as defined in paragraph 3) granted under the Plan shall constitute Incentive Stock Options (as defined in paragraph 5(c)(ii)(A)). Certain provisions of this Plan have been amended from time to time. Generally Options (as defined in paragraph 3) granted under this Plan are governed by the provisions of the Plan in effect at the date of the grant of such Option. This Amended and Restated version of the Plan incorporates all Plan amendments adopted through July 26, 2000.

3.   PURPOSE

     The purpose of this Plan is to provide a means whereby the Corporation may, through the grant of options to purchase Class A Common Stock, par value $.50 per share ("Common Stock") of the Corporation ("Options") to employees (including officers and directors who are also employees) and nonemployee consultants, agents and advisors, attract, retain and motivate these persons to exert their best efforts on behalf of the Corporation and its subsidiaries. Collectively, these persons are called "key employees."

4.   NUMBER OF SHARES AVAILABLE UNDER PLAN

     (a) Options may be granted by the Corporation from time to time to key employees of the Corporation and its subsidiaries to purchase an aggregate of Ten Million (10,000,000) shares of Common Stock of the Corporation and Ten Million (10,000,000) shares of Common Stock shall be reserved for Options granted under the Plan (subject to adjustment as provided in paragraph 6(j)).

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     (b)  Shares issued upon  exercise of Options  granted under the Plan may be authorized and unissued shares or shares held by the Corporation in its treasury.

     (c) If any Option granted under the Plan shall terminate, expire or be canceled as to any shares, new Options may thereafter be granted under the Plan covering those shares, subject to the limitations imposed under paragraph 5(a)(vi).

5.   ADMINISTRATION

     (a) Except as further provided in this paragraph 5(a), the Plan shall be administered by a Stock Option Committee ("Committee") consisting of at least two members of the Board of Directors of the Corporation who shall be appointed by, and serve at the pleasure of, the Board of Directors. The composition of the Committee shall be controlled by the following provisions of this paragraph 5(a).

          (i) Each member of the Committee must be a "non-employee director" within the meaning of Rule 16b-3, as that Rule may be amended from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, when the Committee is acting to grant Options to those key employees who are also directors or officers. Those actions which require a Committee of non-employee directors include:

               (A) Selecting the directors or officers to whom Options may be granted;

               (B) Deciding or determining the timing, price, number or other terms and conditions of, or shares subject to, each Option made to a key employee who is also a director or officer; and

               (C) Interpreting the Plan or Option agreements with regard to Options granted to a director or officer.

                    (ii) Each  member  of  the  Committee  must  be an  "outside director" within the meaning of Regulation ss.1.162-27(e)(3), as that Regulation may be amended from time to time ("Regulation"), under the Internal
                         Revenue Code of 1986, as amended ("Code"), when the Committee is acting to grant Options to those key employees who have the following employment status with the Corporation:

                    (A) The chief executive officer of the corporation or the individual acting in that capacity;

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                    (B)  One of the four  highest  compensated  officers  (other than the chief executive  officer) of the  Corporation;
                         or

                    (C) In the judgment of the Board of Directors, is deemed reasonably likely to become an employee described in clause (A) or (B) of this paragraph 5(a)(ii) within the exercise period of any contemplated option.

                    (iii)An  Officer  or  director  who also  has an  employment status described in clause (A), (B) or (C) of paragraph 5(a)(ii), shall also be limited to a maximum number of Options under the Plan as provided under paragraph 5(a)(vi).

                    (iv) Those  actions  which  require a  Committee  of outside directors include the same actions as is described in the immediately preceding paragraph except that the employment relationships described in clauses (A), (B) and (C) of paragraph 5(a)(ii) shall be substituted for the references to director or officer. In addition, the provisions of paragraph 5(a)(vi) shall apply.

                    (v) If an individual who is being considered for a grant of Options is an officer or director and also has an employment status described in clause (A), (B) or (C) of paragraph 5(a)(ii), the members of the Committee shall consist of whichever of the following director categories is the more restrictive: non-employee directors as defined in Section 5(a)(i), or of outside directors as defined in Section 5(a)(ii).

                    (vi) In  addition  to any other  limitation,  the  Committee shall not award to any Optionee options in any calendar year to purchase more than three hundred thousand (300,000) shares of Common Stock. Further, any Options awarded to such an employee which are thereafter canceled shall continue to count against the yearly maximum number of Options which may be awarded to that employee, and any Option of such an employee which is later repriced shall be deemed to be the cancellation of the original Option and the grant of a new Option for purposes determining the number of Options awarded to that employee.

               (b)  The Committee shall act in accord with the following:

                    (i) A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members present at a

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                    meeting  at which a  quorum  is  present  or  authorized  in
                    writing  by  all  members,   shall  be  the  action  of  the
                    Committee.

                    (ii) A member  participating  in a meeting by  telephone  or similar communications equipment shall be deemed present for this purpose of establishing a quorum if the member or members who are present in person can hear him and he can hear them.

               (c)  The Committee shall have the power:

                    (i) to determine and designate in its absolute discretion from time to time those employees of the Corporation, its subsidiaries, independent agents, consultants and attorneys who by reason of the nature of their duties, their present and potential contributions to the success of the Corporation and other factors, who are eligible to participate in the Plan and to whom Options are to be granted; provided, however, no Option shall be granted after January 23, 2007, the tenth (10th) anniversary of the original adoption date of the Plan:

                    (ii) to grant options:

                    (A) which qualify as Incentive Stock Options within the meaning of Code Section 422 ("Incentive Stock Option"); provided that only employees of the Corporation may be granted Incentive Stock Options: and

                    (B) which do not qualify under Code Section 422 ("Nonqualified Stock Option"); provided that only Nonqualified Stock Options may be granted to persons who are not employees, but who are otherwise eligible for grant of options: and

                    (iii)to  determine  the  number of shares  for each  Option, subject to paragraph 5(a)(vi);

                    (iv) to determine the time or times and the manner when each
                         Option shall be exercisable and the duration of the exercise period.

                    (d) The Committee may interpret the Plan, prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan and make other determinations and take other action as it deems necessary or advisable. Without limiting the generality of the foregoing sentence the Committee may, in its discretion, treat all or any portion of any period during which an Optionee is on military or an approved leave of


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                    absence from the  Corporation  as a period of  employment of the Optionee by the Corporation, as the case may be, for the
                    purpose   of  accrual   of  rights   under  an  Option.   An
                    interpretation, determination or other action made or taken by the Committee shall be final, binding and conclusive.

                    (e) In addition to other rights that they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member's action or failure to act constituted self-dealing, willful misconduct or recklessness; provided that within sixty (60) days after institution of any action, suit or proceeding a Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

6.   TERMS AND CONDITIONS

     (a) Each Option granted under the Plan shall be evidenced by an agreement between the Company and the Optionee.

     (b) The Agreement shall be in a form approved by the Committee and executed by the Optionee and a member of the Committee, or an officer of the Company to whom the Committee has delegated such authority.

     (c) The Option shall be subject to the following expressed terms and conditions and to such other terms and conditions as the Committee may deem appropriate, including those imposed by Section 8 following amendment of the Plan requiring shareholder approval:

          (i) Each Option agreement shall specify the period for which the Option hereunder is granted (which in no event shall exceed ten
               (10) years from the date of the grant of the Option) and shall provide that the Option shall expire at the end of that period.

          (ii) The Option price per share shall be determined by the Committee at the time any Option is granted, and shall not be less than the fair market value (but in no event less than the par value if any) of the

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               Common  Stock  of the  Corporation  on the  date the Option is granted, as determined by the Committee.

          (iii)The aggregate fair market value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year (under all plans of the Corporation and its subsidiaries and parents) shall not exceed $100,000.

          (iv) Subject in each case to the  provisions of paragraphs  (i), (ii),
               (iii) and (v) of this Section 6(c), any Option meeting the requirements of Code Section 422 may be exercised, to the extent exercisable by its terms, at the time or times as may be determined by the Committee at the time of grant; subject, however, to the following limitations:

               (A) No portion of an Option granted to an employee of the Corporation or its subsidiaries shall be exercisable unless the Optionee has been employed by the Corporation or its subsidiaries until the second anniversary of the date of the grant of the Option;

               (B) Between the second anniversary and the third anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise up to twenty-five percent (25%) of the Option;

               (C) Between the third anniversary and the fourth anniversary of the date of the grant of the Option, if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to fifty percent (50%) of the Option; and

               (D) On and after the fourth anniversary of the date of the grant of the Option (but in no event longer than the period provided in paragraph 6(c)(i)), if the Optionee is still employed by the Corporation or its subsidiaries, the Optionee may exercise cumulatively up to one hundred percent (100%) of the Option.

          (v) The Committee, in its sole discretion, however, may reduce or eliminate the limitations set forth in paragraph 6(c)(iv) (A),
               (B), (C) and (D) for Options granted to any employee having at least two years of continuous service with the Corporation or its subsidiaries.

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          The provisions of this  paragraph 6(c) shall apply to options  granted on and after July 26, 2000.

     (d) (i) Options, to the extent that the Options have vested on the date of any termination of the employment of the Optionee by the Corporation, shall be exercisable at any time, or from time to time, but in no event later than the expiration date specified in paragraph 6(c)(i), so long as the employment of the Optionee by the Corporation has not been voluntarily terminated by the Optionee and so long as that employment was not terminated by the Corporation for cause. Options held by Optionees who voluntarily terminate employment or whose employment is terminated for cause shall in any event expire on the Optionee's last day of employment.

          The provisions of this paragraph 6(d)(1) shall apply to options granted on and after January 26, 2000 but shall not apply to options grant on or after July 26, 2000.


          (ii) Notwithstanding the limitations on vesting set forth above, if an Optionee's employment is terminated due to death, Permanent Disability (as defined in paragraph 6(f)(i)(B)), or Retirement (as defined in paragraph 6(f)(v)), one hundred percent (100%) of the Optionee's Option may be exercised in accordance with the provisions of paragraph 6(f). Vesting provisions substantially similar to those set forth above may be imposed upon any Option granted to a nonemployee Optionee (or to an employee who is granted a Nonqualified Stock Option) at the sole and absolute discretion of the Committee.

          The provisions of this paragraph 6(d) shall apply to options granted on or after July 26, 2000.


     (e) The purchase price of Common Stock as to which an Option shall be exercised and any employment taxes arising therefrom shall be paid to the Corporation at the time of exercise in cash or, at the discretion of the Committee, in stock of the Corporation; payment in stock of the Corporation shall include the right of an Optionee to elect to receive the shares of Common Stock issuable upon exercise of an Option reduced by that number of shares of Common Stock necessary to satisfy the purchase price and/or the minimum statutory withholding requirements for employment taxes (hereinafter "Net Exercise").

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     (f)  (i) If an  Optionee  who is an  employee  of  the  Corporation  or its subsidiaries shall die:

          (A)  while an employee of the Corporation or its subsidiaries or

          (B) within three (3) months after termination of the Optionee's employment with the Corporation or its subsidiaries because the Optionee is permanently and totally disabled (within the meaning of Code Section 22(e)(3)) ("Permanent Disability"), any Option of the Optionee may be exercised by the person or persons to whom the Optionee's rights under the Option pass by will or applicable law or if no person has the right, by the Optionee's executors or administrators, at any time or from time to time, within one (1) year after the date of the death, or in the instances to which paragraph (f)(i)(B) of this Section 6 applies, one (1) year after the date of termination of employment, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6.

     (ii) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Permanent Disability, the Optionee may exercise any Option of the Optionee at any time, or from time to time, within one (1) year of the date of the termination of employment, but in no event later than the expiration date specified in paragraph
          (c)(i) of this Section 6.

     (iii)Unless a date of re-employment is identified at the time of a termination of employment that is the result of a reduction in force, the Optionee may exercise any Option to the extent that the Optionee may be entitled to do so, at any time, or from time to time, within three (3) months of the effective date of the reduction in force, but in no event later than the expiration date specified in paragraph
          (c)(i) of this Section 6.

     (iv) If an Optionee's employment by the Corporation or its subsidiaries shall terminate because of Retirement, any Option of the Optionee may be exercised by the Optionee at any time, or from time to time, during the balance of the ten (10) year exercise period as set forth in paragraph (c)(1) of this Section 6, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6. If such an Optionee dies after Retirement but before such Optionee's Options have either been exercised or otherwise expired, such Options may be

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          exercised  by the  person  to  whom  such  options  pass  by  will  or applicable law or, if no person has that right, by the Optionee's executors or administrators at any time, or from time to time, during the balance of the (10) year exercise period set forth in paragraph
          (c)(i) of this Section 6, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6. In the event that such Optionee's Options were granted as Incentive Stock Options and they are not exercised within three (3) months after the termination of employment, such Options shall thereafter be deemed and become Nonqualified Stock Options.

     (v) Retirement for purposes of exercising any Option(s) granted hereunder is defined as:

          (A)  the Optionee has reached age 55 and has  accumulated at least ten
               (10) years of continuous service with the Company; or

          (B) the Committee, in its sole discretion, has determined that the Optionee has retired regardless of age and service with the Company.


     (vi) Except as provided by subparagraphs (i) through (iv) of this paragraph
          (f) of Section 6, if an Optionee's employment shall cease by reason of a voluntary or involuntary termination, either with or without cause, any Option of the Optionee shall terminate immediately.

     The provisions of this paragraph 6(f) shall apply to options granted on or after July 26, 2000.

(g) Each Nonqualified Stock Option shall be for a term of 10 years, subject to earlier termination as provided in paragraph 6(f), unless the Nonqualified Stock Option Agreement expressly provides for a different term, not in excess of ten (10) years, and/or expressly provides that the provisions of any or all of paragraph 6(f) shall not apply to cause the Nonqualified Stock Option to terminate earlier. A Nonqualified Stock Option shall not be exercisable after the expiration of its term. Except as otherwise provided in the Nonqualified Stock Option Agreement, if an Optionee is not an employee of the Corporation or its subsidiaries when the Optionee is granted an Option, that Option shall terminate one (1) year after the date of the Optionee's death, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6. If such an Optionee dies, any Option of the Optionee may be exercised by the person to whom the Optionee's rights under the Option pass

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     by will or applicable law or if no person has that right, by the Optionee's executors or  administrators,  at any time, or from time to time within one
     (1) year after the date of the death, but in no event later than the expiration date specified in paragraph (c)(i) of this Section 6.

     The provisions of this paragraph 6(g) shall apply to options granted on or after July 26, 2000.

(h) Options granted under the Plan shall be transferrable by will or by the laws of descent and distribution. In addition, Nonqualified Stock Options granted under the Plan can be transferred during the lifetime of the Optionee only if all of the following conditions are satisfied:

     (i) the Stock Option Committee has approved the proposed transfer in writing;

     (ii) the proposed transfer is to be made without consideration;

     (iii)the proposed transferee is a member or members of the Optionee's immediate family (i.e., a child, or children, a grandchild or grandchildren, or the Optionee's spouse) and/or to a trust established for the benefit of an immediate family member or members, or a family limited partnership which includes the Optionee and/or members of the Optionee's immediate family, or a trust established for the benefit of the Optionee, and/or an immediate family member or members and a charity exempt from taxation under Code ss.501(c)(3); and

     (iv) after transfer, each option transferred by the Optionee shall remain subject to the provisions of the Plan under which it was granted.

(i) Each Option agreement shall provide that upon demand by the Committee, the Optionee (or any person acting under paragraph 6(f)) shall deliver a written representation to the Committee at the time of any exercise of an Option that the shares to be acquired upon the exercise are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon demand, delivery of the representation prior to the delivery of any shares to be issued upon exercise of an Option and prior to the expiration of the Option period shall be a condition precedent to the right of the Optionee or other person to purchase any shares.

(j)  In the event of any change in the Common Stock of the Corporation by reason
     of  any   stock   dividend,   recapitalization,   reorganization,   merger,
     consolidation,

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     split-up,  combination,  or  exchange  of  shares,  or rights  offering  to purchase Common Stock at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares which thereafter may be optioned and sold under the Plan and the number and kind of shares subject to option in outstanding Option agreements and the purchase price per share thereof shall be appropriately adjusted consistent with the change in a manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

(k) Each Option agreement which provides for the grant of an Incentive Stock Option to an employee shall contain terms and provisions as the Committee may determine to be necessary or desirable in order to qualify the Option as an Incentive Stock Option within the meaning of Code Section 422, or successor thereto and to meet the requirement of Rule 16b-3.

(l) No Optionee shall have any rights as a shareholder with respect to any shares subject to an Option prior to the date of issuance to the Optionee of a certificate or certificates for the shares.

(m) The Plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Corporation or any subsidiary of the Corporation, nor shall they interfere in any way with the right of the Corporation to terminate the Optionee's employment at any time.

7.   COMPLIANCE WITH OTHER LAWS AND REGULATIONS

(a) The Plan, the grant and exercise of Options thereunder, and the obligation of the Corporation to sell and deliver shares under Options, shall be subject to all applicable Federal and state laws, rules and regulations and to required approvals of any government or regulatory agency.

(b) The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of the shares under any Federal or state law, or any ruling or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.




8.   AMENDMENT AND DISCONTINUANCE

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(a)  The Board of  Directors  of the  Corporation  may from time to time  amend, suspend or discontinue the Plan; provided, however, that subject to the provisions of paragraph 6(c)(i) or the approval of the Corporation's shareholders no action of the Board of Directors or of the Committee may:

     (i) extend the period during which Options may be granted as provided in paragraph 6(c)(i);

     (ii) increase the number of shares reserved for Options pursuant to Section 4;

     (iii)permit the granting of any Option at an Option price less than that determined in accordance with paragraph 6(c)(ii);

     (iv) permit the granting of Options which expire beyond the period provided for in paragraph 6(c)(i);

     (v)  materially increase the benefits accruing to participants in the Plan;

     (vi) materially modify the requirements for eligibility for participation in the Plan; or

     (vii)otherwise cause Rule 16b-3 or the requirements for Incentive Stock Options to become inapplicable.

          (b) Without the written consent of an Optionee, no amendment or suspension of the Plan shall diminish or impair any Option previously granted to the Optionee under the Plan.

          (c) Notwithstanding any other provision of the Plan, if an amendment to the Plan requires the approval of the Corporation's shareholders, every Option granted after that amendment and before approval of the shareholders (and the Optionee's or other person's rights in every share issued upon an exercise of an Option granted during that time) shall be conditional and contingent upon the approval of the Corporation's shareholders. Further, those Options (and shares issued under those options) shall not be subject to sale or transfer unless and until shareholder approval is obtained. The Committee shall implement procedures for compliance with these restrictions when applicable.


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